MORGAN STANLEY
                                                                 SPECTRUM SERIES







        October 2004
        Monthly Report










This Monthly Report supplements the Spectrum Funds' Prospectus dated April 28, 2004 and the Prospectus Supplement dated October 19, 2004.









                                                       Issued: November 30, 2004

MORGAN STANLEY [LOGO]

MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
HISTORICAL FUND PERFORMANCE

Presented below is the percentage change in Net Asset Value per Unit from the start of every calendar year each Fund has traded. Also provided is the inception-to-date return and the compound annualized return since inception for each Fund. PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.


                            1991    1992   1993   1994    1995   1996   1997   1998   1999     2000   2001   2002    2003    2004
FUND                          %       %      %      %       %      %      %      %      %        %      %      %       %       %
------------------------------------------------------------------------------------------------------------------------------------
Spectrum Currency.........    --      --    --     --      --      --    --     --     --      11.7   11.1    12.2   12.4   (20.4)
                                                                                              (6 mos.)                     (10 mos.)
------------------------------------------------------------------------------------------------------------------------------------
Spectrum Global Balanced..    --      --    --    (1.7)   22.8   (3.6)  18.2   16.4    0.8      0.9   (0.3)  (10.1)   6.2    (7.3)
                                                 (2 mos.)                                                                  (10 mos.)
------------------------------------------------------------------------------------------------------------------------------------
Spectrum Select...........  31.2   (14.4)  41.6   (5.1)   23.6    5.3    6.2   14.2   (7.6)     7.1    1.7    15.4    9.6    (12.7)
                          (5 mos.)                                                                                         (10 mos.)
------------------------------------------------------------------------------------------------------------------------------------
Spectrum Strategic........    --      --    --     0.1    10.5   (3.5)   0.4    7.8   37.2    (33.1)  (0.6)    9.4   24.0      0.1
                                                 (2 mos.)                                                                  (10 mos.)
------------------------------------------------------------------------------------------------------------------------------------
Spectrum Technical........    --      --    --    (2.2)   17.6   18.3    7.5   10.2   (7.5)     7.8   (7.2)   23.3   23.0    (7.5)
                                                 (2 mos.)                                                                  (10 mos.)
------------------------------------------------------------------------------------------------------------------------------------
                            INCEPTION- COMPOUND
                             TO-DATE ANNUALIZED
                             RETURN    RETURN
FUND                           %         %
---------------------------------------------------
Spectrum Currency.........    24.7       5.2

---------------------------------------------------
Spectrum Global Balanced..    43.4       3.7

---------------------------------------------------
Spectrum Select...........   164.6       7.6

---------------------------------------------------
Spectrum Strategic........    42.9       3.6

---------------------------------------------------
Spectrum Technical           109.5       7.7

---------------------------------------------------

--------------------------------------------------------------------------------
 DEMETER MANAGEMENT CORPORATION
--------------------------------------------------------------------------------
 330 Madison Avenue, 8th Floor
 New York, NY 10017
 Telephone (212) 905-2700
MORGAN STANLEY SPECTRUM SERIES
MONTHLY REPORT
OCTOBER 2004
   Dear Limited Partner:
   The Net Asset Value per Unit for each of the five Morgan Stanley Spectrum Funds as of October 31, 2004 was as follows:

FUND                         N.A.V.      % CHANGE FOR MONTH
--------------------------------------------------------------------------------
Spectrum Currency           $12.47                 7.62%
--------------------------------------------------------------------------------
Spectrum Global Balanced    $14.34                 0.40%
--------------------------------------------------------------------------------
Spectrum Select             $26.46                 3.71%
--------------------------------------------------------------------------------
Spectrum Strategic          $14.29                -0.65%
--------------------------------------------------------------------------------
Spectrum Technical          $20.95                 6.92%
--------------------------------------------------------------------------------

   Detailed performance information for each Fund is located in the body of the financial report. For each Fund, we provide a trading results by sector chart that portrays trading gains and trading losses for the previous month and year-to-date in each sector in which the Fund participates. In the case of Spectrum Currency, we provide the trading gains and trading losses for the five major currencies in which the Fund participates, and composite information for all other "minor" currencies traded within the Fund.

   The trading results by sector charts indicate the monthly and year-to-date composite percentage returns generated by the specific assets dedicated to trading within each market sector in which each Fund participates. Please note that there is not an equal amount of assets in each market sector, and the specific allocations of assets by a Fund to each sector will vary over time within a predetermined range. Below each chart is a description of the factors that influenced trading gains and trading losses within each Fund during the previous month.

   Should you have any questions concerning this report, please feel free to contact Demeter Management Corporation, 330 Madison Avenue, 8th Floor, New York, NY 10017 or your Morgan Stanley Financial Advisor.

   I hereby affirm, that to the best of my knowledge and belief, the information contained in this report is accurate and complete. Past performance is no guarantee of future results.

   Sincerely,

   /s/ Jeffrey A. Rothman
-------------------------
Jeffrey A. Rothman
Chairman of the Board of Directors and President
Demeter Management Corporation
General Partner for
Morgan Stanley Spectrum Currency L.P.
Morgan Stanley Spectrum Global Balanced L.P.
Morgan Stanley Spectrum Select L.P.
Morgan Stanley Spectrum Strategic L.P.
Morgan Stanley Spectrum Technical L.P.

--------------------------------------------------------------------------------
 SPECTRUM CURRENCY
--------------------------------------------------------------------------------

 MONTH ENDED OCTOBER 31, 2004
 YTD ENDED OCTOBER 31, 2004

             [Data below represents bar chart in the printed piece]

Australian dollar        1.08     -0.79
British pound           -1.26     -1.59
Euro                     3.87      0.8
Japanese yen             0.03     -7.74
Swiss franc              0.61      0.41
Minor| currencies        3.74     -7.76

     Note: Reflects trading results only and does not include fees or interest income. Minor currencies may include, but are not limited to, the South African rand, Thai baht, Singapore dollar, Mexican peso, New Zealand dollar, and Norwegian krone.

FACTORS INFLUENCING MONTHLY TRADING GAINS:

> Fund gains resulted from long positions in a variety of foreign currencies versus the U.S. dollar as foreign currency values benefited during the month from a declining dollar trend. The largest gains stemmed from long positions in the euro, Australian dollar, South African rand, and New Zealand dollar. Fears that rising oil prices could potentially result in sluggish economic growth for the world's largest economy provided further impetus for selling the U.S. dollar and buying competing currencies. Later in the month, reports of weaker-than-expected economic data, specifically concerning lackluster U.S. job creation and a huge current account deficit, promoted further economic growth anxieties and prospects for lower U.S. interest rates. Finally, uncertainty ahead of the U.S. Presidential election also weighed on the value of the U.S. dollar.

FACTORS INFLUENCING MONTHLY TRADING LOSSES:

> Fund losses for the month occurred in short British pound positions versus the U.S. dollar as the pound's value reversed higher against the dollar due to the weakening of the U.S. currency for the aforementioned reasons.

--------------------------------------------------------------------------------
 SPECTRUM GLOBAL BALANCED
--------------------------------------------------------------------------------

 MONTH ENDED OCTOBER 31, 2004
 YTD ENDED OCTOBER 31, 2004

             [Data below represents bar chart in the printed piece]

Currencies               0.44     -3.68
Interest|Rates           0.37      1.03
Stock|Indices            0.19     -0.71
Energies                 0.73      1.51
Metals                   -0.7      -1.3
Agriculturals           -0.33     -0.68


     Note: Reflects trading results only and does not include fees or interest income.

FACTORS INFLUENCING MONTHLY TRADING GAINS:

> Fund gains resulted from long positions within the energy markets as crude oil prices trended consistently higher during most of October, reaching historical price levels. Prices rose amid supply and security concerns for major oil centers and production facilities situated throughout the globe, including the Gulf of Mexico, Iraq, Nigeria, and Norway. Steady increases in demand from China also contributed to oil's price climb.

> Additional Fund gains resulted from trading within the currency markets as long positions in the Singapore dollar, Japanese yen, and Australian dollar versus the U.S. dollar benefited during the month from a declining dollar trend. Fears that rising oil prices could potentially result in sluggish economic growth for the world's largest economy provided further impetus for selling the U.S. dollar and buying competing currencies. Later in the month, reports of weaker-than-expected economic data, specifically concerning lackluster U.S. job creation and a huge current account deficit, promoted further economic growth anxieties and prospects for lower U.S. interest rates. Finally, uncertainty ahead of the U.S. Presidential election also negatively weighed on the value of the U.S. dollar.

> Trading in the global interest rate markets also resulted in Fund profits for the month as long positions in European interest rate futures recorded gains after global bond prices ended October higher after falling early in the month amid speculation for interest rate tightening. However, expectations for elevated interest rates quickly abated as record high oil prices gave rise to concerns for limited global economic expansion--a view further reinforced following the release of lower-than-expected increases in U.S. non-farm business payrolls.

> Finally, the Fund also profited from trading in the global stock index markets as long positions in European and U.S. stock index futures benefited primarily during the final week of October from rising equity prices and falling crude oil prices.

FACTORS INFLUENCING MONTHLY TRADING LOSSES:

> Trading in the metals markets proved difficult as industrial metals prices endured a sharp decline during mid-month after prices dropped due to fears of falling demand in key markets such as China and the U.S. Specifically, copper prices declined as much as 12% after previously reaching new 14-year highs. Thus, long positions in base metals recorded losses for the month.

> Losses also occurred in the agricultural markets from positions in sugar and wheat. Long futures positions in sugar incurred losses as prices for the commodity moved lower in response to technically-based selling and news of weaker demand. Short futures positions in wheat futures produced losses as prices reversed higher due to reports of strong export demand.

--------------------------------------------------------------------------------
 SPECTRUM SELECT
--------------------------------------------------------------------------------

 MONTH ENDED OCTOBER 31, 2004
 YTD ENDED OCTOBER 31, 2004

             [Data below represents bar chart in the printed piece]

Currencies          2.92     -5.5
Interest|Rates      2.32     -2.23
Stock|Indices       0.09     -3.51
Energies            1.07      5.38
Metals             -1.48      1.01
Agriculturals      -0.44      0.92

     Note: Reflects trading results only and does not include fees or interest income.

FACTORS INFLUENCING MONTHLY TRADING GAINS:

> Fund gains resulted from long positions in a variety of foreign currencies versus the U.S. dollar as foreign currency values benefited during the month from a declining dollar trend. The largest gains stemmed from long positions in the euro, Swiss franc, and Canadian dollar. Fears that rising oil prices could potentially result in sluggish economic growth for the world's largest economy provided further impetus for selling the U.S. dollar and buying competing currencies. Later in the month, reports of weaker-than-expected economic data, specifically concerning lackluster U.S. job creation and a huge current account deficit, promoted further economic growth anxieties and prospects for lower U.S. interest rates. Finally, uncertainty ahead of the U.S. Presidential election also negatively affected the value of the U.S. dollar.

> Trading in the global interest rate markets also resulted in profits as long positions in European and U.S. interest rate futures recorded gains after global bond prices ended October higher following a decline early in the month amid speculation for interest rate tightening. However, expectations for elevated interest rates quickly abated as record high oil prices gave rise to concerns for limited global economic expansion--a view further reinforced following the release of lower-than-expected increases in U.S. non-farm business payrolls.

> Finally, Fund gains also resulted from long positions within the energy markets as crude oil prices trended consistently higher during much of October, reaching historical price levels. Prices rose amid supply and security concerns for major oil centers and production facilities situated throughout the globe, including the Gulf of Mexico, Iraq, Nigeria, and Norway. Steady increases in demand from China also contributed to oil's price climb.

FACTORS INFLUENCING MONTHLY TRADING LOSSES:

> Trading in the metals markets proved difficult as industrial metals prices endured a sharp decline during mid-month after prices dropped due to fears of falling demand in key markets such as China and the U.S. Specifically, copper prices declined as much as 12% after previously reaching new 14-year highs. Thus, long positions in base metals recorded losses for the month.

> Trading in the agricultural markets resulted in further difficult performance as losses resulted from long futures positions in coffee after prices declined due to larger harvests and greater market supply. Long futures positions in sugar incurred losses as prices for the commodity moved lower in response to technically-based selling and news of weaker demand.

--------------------------------------------------------------------------------
 SPECTRUM STRATEGIC
--------------------------------------------------------------------------------

 MONTH ENDED OCTOBER 31, 2004
 YTD ENDED OCTOBER 31, 2004

             [Data below represents bar chart in the printed piece]

Currencies           1.48     -0.93
Interest|Rates      -0.08      0.49
Stock|Indices       -0.55     -2.69
Energies             0.69      0.99
Metals               -1.1       2.5
Agriculturals        -0.6       7.9

Note:Reflects trading results only and does not include fees or interest income.

FACTORS INFLUENCING MONTHLY TRADING LOSSES:

> Trading in the metals markets proved difficult as industrial metals prices endured a sharp decline during mid-month after prices dropped due to fears of falling demand in key markets such as China and the U.S. Specifically, copper prices declined as much as 12% after reaching new 14-year highs. Thus, long positions in base metals recorded losses for the month.

> In the agricultural markets, losses resulted from long futures positions in sugar as prices for the commodity moved lower in response to technically-based selling and news of weaker demand. Long futures positions in coffee also produced losses as prices declined due to larger harvests and greater market supply.

> Losses in the global stock index markets resulted from long positions in Asian and U.S. stock index futures as prices moved without consistent direction during much of the month, due primarily to oil's advancement to record price levels. Also weighing on equity prices was a larger-than-expected increase in first-time U.S. jobless claims and tepid earnings reports from several large U.S. corporations.

> Smaller Fund losses were recorded in the global interest rate sector from long positions in Japanese interest rate futures early in the month.

FACTORS INFLUENCING MONTHLY TRADING GAINS:

> Fund gains achieved in the currency sector resulted from long positions in a variety of foreign currencies versus the U.S. dollar as their values benefited from a declining dollar trend. Fears that rising oil prices could potentially result in sluggish economic growth for the world's largest economy provided further impetus for selling the U.S. dollar and buying competing currencies. Later in the month, reports of weaker-than-expected economic data, specifically concerning lackluster U.S. job creation and a huge current account deficit, promoted further economic growth anxieties and prospects for lower U.S. interest rates. Finally, uncertainty ahead of the U.S. Presidential election also negatively affected the value of the U.S. dollar.

> Additional Fund gains resulted from long positions within the energy markets as crude oil prices trended consistently higher during much of October, reaching historical price levels. Prices rose amid supply and security concerns for major oil centers and production facilities situated throughout the globe, including the Gulf of Mexico, Iraq, Nigeria, and Norway. Steady increases in demand from China also contributed to oil's price climb.

--------------------------------------------------------------------------------
 SPECTRUM TECHNICAL
--------------------------------------------------------------------------------

 MONTH ENDED OCTOBER 31, 2004
 YTD ENDED OCTOBER 31, 2004

             [Data below represents bar chart in the printed piece]

Currencies          3.64     -7.12
Interest|Rates      4.13      6.29
Stock|Indices      -0.09     -5.21
Energies            1.49     13.48
Metals              -0.8     -0.85
Agriculturals       -0.64    -2.89

Note:Reflects trading results only and does not include fees or interest income.

FACTORS  INFLUENCING  MONTHLY TRADING GAINS:

> The largest Fund gains resulted in the global interest rate markets from long positions in European and U.S. interest rate futures as global bond prices ended October higher after falling early in the month amid speculation for interest rate tightening. However, expectations for elevated interest rates quickly abated as record high oil prices gave rise to concerns for limited global economic expansion--a view further reinforced following the release of lower-than-expected increases in U.S. non-farm business payrolls.

> Fund gains also resulted from trading within the currency markets as long positions in a variety of foreign currencies versus the U.S. dollar benefited during the month from a declining dollar trend. Fears that rising oil prices could potentially result in sluggish economic growth for the world's largest economy provided further impetus for selling the U.S. dollar and buying competing currencies. Later in the month, reports of weaker-than-expected economic data, specifically concerning lackluster U.S. job creation and a huge current account deficit, promoted further economic growth anxieties and prospects for lower U.S. interest rates. Finally, uncertainty ahead of the U.S. Presidential election also negatively affected the value of the U.S. dollar.

> Additional Fund gains resulted from long positions within the energy markets as crude oil prices trended consistently higher during much of October, reaching historical price levels. Prices rose amid supply and security concerns for major oil centers and production facilities situated throughout the globe, including the Gulf of Mexico, Iraq, Nigeria, and Norway. Steady increases in demand from China also contributed to oil's price climb.

FACTORS INFLUENCING MONTHLY TRADING LOSSES:

> Trading in the metals markets proved difficult as industrial metals prices endured a sharp decline during mid-month after prices dropped due to fears of falling demand in key markets such as China and the U.S. Specifically, copper prices declined as much as 12% after reaching new 14-year highs. Thus, long positions in base metals recorded losses for the month.

> In the agricultural markets, losses resulted from long futures positions in sugar as prices for the commodity moved lower in response to technically-based selling and news of weaker demand. Long futures positions in coffee incurred losses as prices declined due to larger harvests and greater market supply. Finally, long futures positions in live cattle recorded losses during the final week of the month as prices weakened after concerns that U.S. beef exports to Japan could take years to recover.

                      [This page intentionally left blank]

 MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
 STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
 FOR THE MONTH ENDED OCTOBER 31, 2004 (UNAUDITED)

                                       MORGAN STANLEY                     MORGAN STANLEY
                                      SPECTRUM CURRENCY              SPECTRUM GLOBAL BALANCED
                                 ---------------------------        ---------------------------
                                             PERCENTAGE OF                      PERCENTAGE OF
                                            OCTOBER 1, 2004                    OCTOBER 1, 2004
                                               BEGINNING                          BEGINNING
                                   AMOUNT   NET ASSET VALUE           AMOUNT   NET ASSET VALUE
                              ------------ -----------------        ---------- ----------------
                                      $            %                     $            %
REVENUES
Trading profit (loss):
   Realized                             --           --               541,381          1.13
   Net change in unrealized     16,898,027         8.06              (184,871)         (.38)
   Proceeds from Litigation
   Settlement                           --           --                 2,296          --
                              ------------     --------             ---------         -----
     Total Trading Results      16,898,027         8.06               358,806           .75
Interest income (Note 2)           223,122          .11                66,201           .14
                              ------------     --------             ---------         -----
     Total Revenues             17,121,149         8.17               425,007           .89
                              ------------     --------             ---------         -----

EXPENSES
Brokerage fees (Note 2)            803,697          .38               184,460           .38
Management fees (Note 3)           349,433          .17                50,126           .11
                              ------------     --------             ---------         -----
     Total Expenses              1,153,130          .55               234,586           .49
                              ------------     --------             ---------         -----
NET INCOME                      15,968,019         7.62               190,421           .40
                              ============     ========             =========         =====

 MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
 STATEMENTS OF CHANGES IN NET ASSET VALUE
--------------------------------------------------------------------------------
 FOR THE MONTH ENDED OCTOBER 31, 2004 (UNAUDITED)

                                          MORGAN STANLEY                         MORGAN STANLEY
                                         SPECTRUM CURRENCY                  SPECTRUM GLOBAL BALANCED
                                 ------------------------------------    ---------------------------------------
                                                                PER                                      PER
                                  UNITS           AMOUNT        UNIT      UNITS           AMOUNT         UNIT
                                 -------         --------      ------    -------         --------       ------
                                                    $             $                          $             $
NET ASSET VALUE,
  OCTOBER 1, 2004            18,099,031.514     209,660,066     11.58   3,369,888.044   48,120,322       14.28
Net Income                               --      15,968,019       .89              --      190,421         .06
Redemptions                    (146,870.716)     (1,831,478)    12.47     (28,723.083)    (411,889)      14.34
Subscriptions                   441,533.569       5,505,924     12.47      44,296.167      635,207       14.34
                             --------------     -----------             -------------   ----------
Net Asset Value,
  October 31, 2004           18,393,694.367     229,302,531     12.47   3,385,461.128   48,534,061       14.34
                             ==============     ===========             =============   ===========

The accompanying notes are an integral part of these financial statements.

 MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
 STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
 FOR THE MONTH ENDED OCTOBER 31, 2004 (UNAUDITED)

                                       MORGAN STANLEY                     MORGAN STANLEY               MORGAN STANLEY
                                       SPECTRUM SELECT                  SPECTRUM STRATEGIC           SPECTRUM TECHNICAL
                                 ---------------------------        ---------------------------  ---------------------------
                                             PERCENTAGE OF                      PERCENTAGE OF                PERCENTAGE OF
                                            OCTOBER 1, 2004                    OCTOBER 1, 2004              OCTOBER 1, 2004
                                               BEGINNING                          BEGINNING                    BEGINNING
                                   AMOUNT   NET ASSET VALUE           AMOUNT   NET ASSET VALUE     AMOUNT   NET ASSET VALUE
                                 --------- -----------------        --------- -----------------  --------- ------------------
                                      $            %                     $            %               $            %
REVENUES
Trading profit (loss):
   Realized                     11,007,434         2.23             2,556,806          1.49      5,900,534          .95
   Net change in unrealized     10,935,554         2.21            (2,764,716)        (1.61)    41,341,447         6.68
                              ------------        -----         -------------       -------   ------------       ------
     Total Trading Results      21,942,988         4.44              (207,910)         (.12)    47,241,981         7.63
Interest income (Note 2)           539,014          .11               193,520           .11        681,116          .11
                              ------------        -----         -------------       -------   ------------       ------
     Total Revenues             22,482,002         4.55               (14,390)         (.01)    47,923,097         7.74
                              ------------        -----         -------------       -------   ------------       ------

EXPENSES
Brokerage fees (Note 2)          2,983,576          .60               782,855           .46      3,740,827          .60
Management fees (Note 3)         1,168,466          .24               323,940           .18      1,329,099          .22
                              ------------        -----         -------------       -------   ------------       ------
     Total Expenses              4,152,042          .84             1,106,795           .64      5,069,926          .82
                              ------------        -----         -------------       -------   ------------       ------
NET INCOME (LOSS)               18,329,960         3.71            (1,121,185)         (.65)    42,853,171         6.92
                              ============        =====         =============       =======   ============       ======

 MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
 STATEMENTS OF CHANGES IN NET ASSET VALUE
--------------------------------------------------------------------------------
 FOR THE MONTH ENDED OCTOBER 31, 2004 (UNAUDITED)


                                 MORGAN STANLEY                    MORGAN STANLEY                           MORGAN STANLEY
                                SPECTRUM SELECT                   SPECTRUM STRATEGIC                       SPECTRUM TECHNICAL
                    ----------------------------------   -------------------------------------   ----------------------------------
                                                  PER                                     PER                                  PER
                        UNITS         AMOUNT      UNIT        UNITS           AMOUNT      UNIT       UNITS          AMOUNT     UNIT
                    --------------  -----------   ----   ----------------  ------------   ----   --------------   ----------   ----
                                         $         $                             $         $                           $        $
Net Asset Value,
  October 1, 2004   19,359,005.895  493,833,184    25.51   11,948,868.748   171,822,904   14.38  31,596,886.234   619,171,349  19.60
Net Income (Loss)               --   18,329,960      .95               --    (1,121,185)   (.09)             --    42,853,171   1.35

REDEMPTIONS           (133,051.086)  (3,520,532)   26.46      (92,905.858)   (1,327,625)  14.29    (231,823.384)   (4,856,700) 20.95
Subscriptions          484,785.465   12,827,424    26.46      323,185.446     4,618,320   14.29     745,071.706    15,609,254  20.95
                    --------------  -----------            --------------   -----------          --------------   -----------
Net Asset Value,
  October 31, 2004  19,710,740.274  521,470,036    26.46   12,179,148.336   173,992,414   14.29  32,110,134.556   672,777,074  20.95
                    ==============  ===========            ==============   ===========          ==============   ===========

The accompanying notes are an integral part of these financial statements.

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 NOTES TO FINANCIAL STATEMENTS
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 (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION. Morgan Stanley Spectrum Currency L.P. ("Spectrum Currency"), Morgan Stanley Spectrum Global Balanced L.P. ("Spectrum Global Balanced"), Morgan Stanley Spectrum Select L.P. ("Spectrum Select"), Morgan Stanley Spectrum Strategic L.P. ("Spectrum Strategic"), and Morgan Stanley Spectrum Technical L.P. ("Spectrum Technical") (individually, a "Partnership" or collectively, the "Partnerships"), are limited partnerships organized to engage primarily in the speculative trading of futures contracts, options on futures contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy and agricultural products (collectively, "futures interests").

   The  Partnerships'   general  partner  is  Demeter   Management   Corporation
("Demeter").  The  non-clearing  commodity  broker  is  Morgan  Stanley  DW Inc.
("Morgan Stanley DW"). The clearing commodity brokers for Spectrum Global Balanced, Spectrum Select, and Spectrum Technical are Morgan Stanley & Co. Incorporated ("MS & Co.") and Morgan Stanley & Co. International Limited ("MSIL"). Spectrum Strategic's clearing commodity brokers are MS & Co., MSIL, and Morgan Stanley Capital Group Inc. ("MSCG"). Spectrum Currency's clearing commodity broker is MS & Co. Demeter, Morgan Stanley DW, MS & Co., MSIL, and MSCG are wholly-owned subsidiaries of Morgan Stanley.

   Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Demeter and the limited partners based upon their proportional ownership interests.

USE OF ESTIMATES. The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

REVENUE RECOGNITION. Futures interests are open commitments until settlement date. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses is reflected in the change in unrealized trading profit (loss) on open contracts from one period to the next in the Statements of Operations. Monthly, Morgan Stanley DW

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pays each  Partnership  interest  income  based upon 80% of the month's  average daily "Net Assets" (as defined in the Limited Partnership Agreements) in the case of Spectrum Currency, Spectrum Select, Spectrum Strategic, and Spectrum Technical, and on 100% in the case of Spectrum Global Balanced. The interest rate is equal to a prevailing rate on U.S. Treasury bills. For purposes of such interest payments, Net Assets do not include monies owed to the Partnerships on futures interests.

NET INCOME (LOSS) PER UNIT. Net income (loss) per unit of limited partnership interest ("Unit(s)") is computed using the weighted average number of Units outstanding during the period.

BROKERAGE AND RELATED TRANSACTION FEES AND COSTS. The brokerage fees for Spectrum Currency and Spectrum Global Balanced are accrued at a flat monthly rate of 1/12 of 4.6% (a 4.6% annual rate) of Net Assets as of the first day of each month.

   Brokerage  fees  for  Spectrum  Select,  Spectrum  Strategic,   and  Spectrum
Technical are accrued at a flat monthly rate of 1/12 of 7.25% (a 7.25% annual rate) of Net Assets as of the first day of each month.

   Such brokerage fees currently cover all brokerage commissions, transaction fees and costs, and ordinary administrative and continuing offering expenses.

OPERATING EXPENSES. The Partnerships incur monthly management fees and may incur incentive fees. All common administrative and continuing offering expenses including legal, auditing, accounting, filing fees, and other related expenses are borne by Morgan Stanley DW through the brokerage fees paid by the Partnerships.

INCOME TAXES. No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

DISTRIBUTIONS. Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.

CONTINUING OFFERING. Units of each Partnership are offered at a price equal to 100% of the Net Asset Value per Unit as of the close of business on the last day of each month. No selling commissions or charges related to the continuing offering of Units are paid by the limited part-

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 MORGAN STANLEY SPECTRUM SERIES
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 (CONTINUED)

ners or the Partnerships. Morgan Stanley DW pays all such costs.

REDEMPTIONS. Limited partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the end of the last day of any month that is at least six months after the closing at which a person becomes a limited partner, upon five business days advance notice by redemption form to Demeter. Thereafter, Units redeemed on or prior to the last day of the twelfth month after such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. The foregoing redemption charges are paid to Morgan Stanley DW. Redemptions must be made in whole Units, in a minimum amount of 50 Units, unless a limited partner is redeeming his entire interest in a Partnership.

EXCHANGES. On the last day of the first month which occurs more than six months after a person first becomes a limited partner in any of the Partnerships, and at the end of each month thereafter, limited partners may exchange their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreements) without paying additional charges.

DISSOLUTION OF THE PARTNERSHIPS. Spectrum Currency, Spectrum Global Balanced, Spectrum Strategic, and Spectrum Technical will terminate on December 31, 2035 and Spectrum Select will terminate on December 31, 2025, regardless of financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

--------------------------------------------------------------------------------
2. RELATED PARTY TRANSACTIONS

The Partnerships pay brokerage fees to Morgan Stanley DW as described in Note 1. Spectrum Global Balanced, Spectrum Select, Spectrum Strategic, and Spectrum Technical's cash is on deposit with Morgan Stanley DW, MS & Co., and MSIL, and Spectrum Currency's cash is on

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 MORGAN STANLEY SPECTRUM SERIES
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deposit  with  Morgan  Stanley  DW and MS & Co.,  in futures  interests  trading accounts to meet margin requirements as needed. Morgan Stanley DW pays interest on these funds as described in Note 1.

--------------------------------------------------------------------------------
3. TRADING ADVISORS
Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership are as follows:

Morgan Stanley Spectrum Currency L.P.
  John W. Henry & Company, Inc. ("JWH")
  Sunrise Capital Partners, LLC

Morgan Stanley Spectrum Global Balanced L.P.
  SSARIS Advisors, LLC

Morgan Stanley Spectrum Select L.P.
EMC Capital Management, Inc. ("EMC")
  Northfield Trading L.P. ("Northfield")
  Rabar Market Research, Inc. ("Rabar")
  Sunrise Capital Management, Inc. ("Sunrise")
  Graham Capital Management, L.P. ("Graham")

Morgan Stanley Spectrum Strategic L.P.
  Blenheim Capital Management, L.L.C. ("Blenheim")
  Eclipse Capital Management, Inc. ("Eclipse")
  FX Concepts ("FX Concepts")

Morgan Stanley Spectrum Technical L.P.
  Campbell & Company, Inc. ("Campbell")
  Chesapeake Capital Corporation ("Chesapeake")
  John W. Henry & Company, Inc.
  Winton Capital Management Limited ("Winton")

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

MANAGEMENT FEE.The management fee for Spectrum Currency is accrued at a rate of 1/12 of 2% per month of Net Assets allocated to each trading advisor on the first day of each month (a 2% annual rate).

   The management fee for Spectrum Global Balanced is accrued at a rate of 5/48 of 1% per month of Net Assets allocated to its sole trading advisor on the first day of each month (a 1.25% annual rate).

   The management fee for Spectrum Select is accrued at a rate of 1/4 of 1% per month of Net Assets allocated to

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 (CONTINUED)

EMC, Northfield, Rabar, and Sunrise on the first day of each month (a 3% annual rate) and 1/12 of 2% per month of Net Assets allocated to Graham on the first day of each month (a 2% annual rate).

   The management fee for Spectrum Strategic is accrued at a rate of 1/12 of 3% per month of Net Assets allocated to Blenheim and Eclipse on the first day of each month (a 3% annual rate) and 1/12 of 2% per month of Net Assets allocated to FX Concepts on the first day of each month (a 2% annual rate).
   The management fee for Spectrum Technical is accrued at a rate of 1/12 of 2% per month of Net Assets allocated to JWH and Winton on the first day of each month (a 2% annual rate) and 1/12 of 3% per month of Net Assets allocated to Campbell and Chesapeake on the first day of each month (a 3% annual rate).

INCENTIVE FEE.Spectrum Currency pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to each trading advisor's allocated Net Assets as of the end of each calendar month.

   Spectrum Global Balanced pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to each trading advisor's allocated Net Assets as of the end of each calendar month.

   Spectrum Strategic pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the Net Assets allocated to Blenheim and Eclipse as of the end of each calendar month and 20% of the trading profits experienced with respect to the Net Assets allocated to FX Concepts as of the end of each calendar month.

   Spectrum Select pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the Net Assets allocated to EMC, Northfield, Rabar, and Sunrise as of the end of each calendar month and 20% of the trading profits experienced with respect to the Net Assets allocated to Graham as of the end of each calendar month.

   Spectrum Technical pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to the Net Assets allocated to Campbell, JWH, and Winton as of the end of each calendar month and 19% of the trading profits experienced with respect to the Net Assets allocated to Chesapeake as of the end of each calendar month.

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 (CONTINUED)

   Trading profits represent the amount by which profits from futures, forwards, and options trading exceed losses after brokerage and management fees are deducted.

   For all Partnerships with trading losses, no incentive fee is paid in subsequent months until all such losses are recovered. Cumulative trading losses are adjusted on a pro-rata basis for the net amount of each month's subscriptions and redemptions.

              Demeter Management Corporation
              330 Madison Avenue, 8th Floor
              New York, NY 10017



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